UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 23, 2012
Abaxis, Inc.
(Exact name of registrant as specified in its charter)
California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
 (Address of principal executive offices)
Registrant's telephone number, including area code:
(510) 675-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
The 2012 annual meeting of shareholders of Abaxis, Inc. (the "Company") is scheduled to take place at 10:00 a.m. local time on October 24, 2012 at the Company's offices in Union City, California.  The notice of and proxy statement for such meeting was mailed on or about September 17, 2012 to the Company's shareholders of record on August 31, 2012.

On October 23, 2012, the United States District Court for the Northern District of California issued a preliminary injunction enjoining the shareholder vote at the annual meeting on Proposal 2 described in such proxy statement, which is a proposal to amend and restate the Company's 2005 Equity Incentive Plan.  The injunction was issued in the matter captioned St. Louis Police Retirement System v. Severson et al. (Case No. C-12-5086 (YGR)), pending the Company providing additional disclosures regarding such proposal.  The Company intends to provide the additional disclosures in a supplement to the proxy statement shortly.
The Company will hold its annual meeting on October 24, 2012 as previously scheduled.  The other three proposals included in the proxy statement will be presented for shareholder consideration, and the Company then intends to adjourn the meeting with regard to Proposal 2 until 11:00 a.m. on November 8, 2012, at the Company's offices at 3240 Whipple Road, Union City, California.  At that time, Proposal 2 will be presented for shareholder consideration.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  October 23, 2012
ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President Finance and
Chief Financial Officer

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